Exhibit 1.01 AVANTOR, INC. Conflict Minerals Report For the reporting period from January 1, 2025 to December 31, 2025 This Conflict Minerals Report (the “Report”) of Avantor, Inc. (the “Company,” “we,” “us,” “our” and “Avantor”) for the reporting period January 1, 2025 to December 31, 2025 has been prepared in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”). Rule 13p-1 imposes certain reporting obligations on registrants who manufacture or contract to manufacture products that contain conflict minerals (namely gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten, collectively known as “Conflict Minerals” or “3TG”) which are necessary to the functionality or production of their products. If a registrant can establish that the Conflict Minerals in its products originated from sources other than the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”), or from recycled and scrap sources, the registrant must submit a specialized disclosure report on Form SD that describes the steps that the registrant took to determine the origin of the Conflict Minerals in its products. Cautionary Statement About Forward-Looking Statements Certain statements included in this Report are “forward-looking statements” within the meaning of the United States federal securities laws. All statements other than historical factual information are forward-looking statements. Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Forward- looking statements are not guarantees of future outcomes; actual outcomes may differ materially from the outcomes contemplated by our forward-looking statements, and you should not place undue reliance on any such forward-looking statements. Information regarding the factors that may cause actual outcomes to differ materially from these forward-looking statements is available in our SEC filings, including our 2025 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the first quarter of 2026. These forward-looking statements speak only as of the date of this report and except as required by applicable law the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise. 1. Products Overview Avantor is a life science tools company and global provider of mission-critical products and services to the life sciences and advanced technologies industries. The Company’s portfolio contains millions of products and includes both products manufactured by Avantor as well as finished goods sourced from suppliers worldwide. This Report relates to products (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2025. Avantor is dedicated to tracing the origin of Conflict Minerals to ensure its sourcing practices do not support conflict or human rights abuses in the Covered Countries. In managing the scope of this effort, Avantor relies on its suppliers to provide information regarding the origin of the 3TG contained in components and products supplied to the Company, including information obtained from sub-tier suppliers. Avantor publishes its Conflict and Extended Minerals Statement which describes its Conflict Minerals due diligence process and the Company’s commitment to reporting obligations regarding Conflict Minerals. The Conflict and Extended Minerals Statement can be found on the Company’s website at www.corporate.avantorsciences.com under About: Who we are: Our Sustainability Commitment: Governance & Integrity: Responsible Supplier Program. 2. Reasonable Country of Origin Inquiry During 2025, Avantor continued to enhance and execute on its Reasonable Country of Origin Inquiry (“RCOI”) process under the oversight of the Responsible Supplier Program Coordinator (“RSP Coordinator”), who manages the Company’s Conflict Minerals campaign and due diligence monitoring activities. Avantor evaluated its supply chain to identify products potentially containing 3TG minerals by reviewing trade codes and engaging in-scope suppliers to collect information regarding the presence and sourcing of 3TG in components, raw materials, and finished products supplied to the Company. To further strengthen its due diligence efforts, Avantor continued to utilize a supply chain transparency tool that provides increased visibility into potential risk areas across the product portfolio, including both third-party sourced products and direct private-label products. Based on this assessment and internal data tracking, Avantor identified suppliers comprising approximately 34% of its supplier spend as producing products at risk for Conflict Mineral content (“In- scope Suppliers”). In-scope Suppliers were requested to complete the latest version of the Responsible Minerals Initiative (“RMI”) Conflict Minerals Reporting Template (“CMRT”) and disclose information on 3TG smelters or refiners and the associated countries of origin. Approximately 90% of In-scope Suppliers responded to the CMRT due diligence request. The RSP Coordinator reviewed supplier responses for credibility, consistency, and completeness based on Avantor’s outlined procedures and followed up with suppliers where clarifications or additional information were required. Outreach efforts included educational resources and guidance materials to support accurate completion of the CMRT. Despite conducting the RCOI and due diligence process in good faith, some suppliers indicated that they were not in scope and were unable to provide full CMRT responses. Based on the information obtained, Avantor cannot exclude the possibility that some Conflict Minerals in its supply chain may have originated in the Covered Countries and may not have been from recycled or scrap sources. Avantor remains committed to promoting greater transparency and responsible sourcing practices through its ongoing due diligence efforts. 3. Due Diligence Design of Due Diligence Framework Avantor conducted due diligence on the source and chain of custody of the Conflict Minerals identified in its RCOI based on the Organization for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying Supplements (the “OECD Guidance”). The Company’s due diligence framework aligns with the OECD five-step model. Step 1: Establish strong company management systems Step 2: Identify and assess risk in the supply chain Step 3: Design and implement a strategy to respond to identified risks Step 4: Carry out independent third-party audits of supply chain due diligence at identified points in the supply chain Step 5: Report annually on supply chain due diligence Diligence Measures Performed As outlined below, Avantor has undertaken the following due diligence measures with respect to Conflict Minerals in line with the five-step due diligence process. Step One: Establish strong company management systems. • Avantor publishes its requirements in relation to human rights protection on its website under Avantor’s Responsible Supplier Code of Conduct, Human Rights Guidance for Supply Chain and Conflict and Extended Minerals Statement. • Avantor appointed an executive team sponsor for its responsible supplier and sustainable sourcing practices. • Avantor appointed a RSP Coordinator who is responsible for managing Avantor’s Conflict Minerals campaign and due diligence monitoring process. • Avantor licensed a new supplier relations management tool to provide greater oversight of response rates and improve the efficiency of supplier risk identification and extraction of data to inform the Company’s Conflict Minerals campaign and due diligence monitoring process. • Avantor maintains an ethics helpline for suppliers to ensure that all actors in the supply chain can report violations of its policies. Step Two: Identify and assess risk in the supply chain. • Avantor included Conflict Minerals risk identification in its social monitoring practices and uses a third-party due diligence software to assess its supply chain for Conflict Minerals risks annually. • Avantor requested that its in-scope Conflict Minerals suppliers provide a CMRT to collect information about the smelters of 3TG used in its products.

• Avantor assessed the CMRTs received from its in-scope suppliers for completeness and reasonableness and conducted additional fact-finding to ensure that all smelters in Avantor’s supply chain are on the RMI conformant list. • Avantor enhanced its risk identification capabilities by using a supply chain transparency tool. This tool enables the Company to systematically identify products and components that may be at risk of containing Conflict Minerals and supports the inclusion of direct products in this assessment, not just those sourced through third parties. This improvement allows Avantor to conduct more targeted due diligence and identify suppliers based on product-level insights. Step Three: Design and implement a strategy to respond to identified risks. • Avantor encouraged its in-scope suppliers to adopt policies and practices which support a conflict-free supply chain, and it included Conflict Minerals practices and obligations in its supplier contracts. • Avantor developed a training plan for its suppliers designed to ensure that those suppliers operating in high-risk markets or in-scope of Conflict Minerals improve their human rights protection capacity. • Should non-conformant smelters be present in Avantor’s supply chain, Avantor develops plans for in-scope suppliers to transition to conformant smelters only. • Avantor continued to improve its Conflict Minerals due diligence process to improve access to data in order to be better positioned to identify and mitigate risks. Step Four: Carry out independent third-party audits of supply chain due diligence at identified points in the supply chain. • Avantor relied upon the RMI to validate that companies meet the criteria of a smelter and conform to the Responsible Minerals Assurance Process. • Avantor invested in its own assurance team to audit its private label suppliers and those suppliers which are identified as posing a potential high risk to human rights in accordance with its social monitoring practices. Step Five: Report annually on supply chain due diligence. • Based upon the outputs of Avantor’s Conflict Minerals risk management practices, a Form SD and this Conflict Minerals Report were prepared. This report is posted on our website and provided to our Sustainability Committee and RSP executive team sponsor. • Conflict Minerals risk management findings were reported to senior management of the Company. Annual Report on Supply Chain Due Diligence In accordance with Section 5 of the OECD Guidance, this Conflict Minerals Report has been filed with the U.S. Securities and Exchange Commission. The Conflict Minerals Report is also available at www.avantorsciences.com (under About: Investors: Financials: SEC Filings). Future Due Diligence Measures Avantor is committed to continuously improving its supply chain due diligence efforts and expects to implement the following measures:

• Continue to seek to include in new supplier contracts a commitment by the supplier to take steps necessary to enable Avantor to comply with Rule 13p-1; • Continue to communicate expectations with regard to supplier performance, transparency and sourcing; • Continue to use its new software tool to increase response rates for its RCOI process; • Continue to compare its RCOI results to information collected via independent conflict-free smelter validation programs, such as the RMI Conformant Smelter & Refiner Lists; • Integrate, consolidate and align Conflict Mineral surveying, tracking and reporting amongst all manufacturing sites; • Continue to support plans for in-scope suppliers to transition to conformant smelters; and • Continue to engage and guide those suppliers with at-risk products which are yet to design and implement their own due diligence practices.